UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): October 30, 2019
KAISER ALUMINUM CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware		1-09447	94-3030279
(State or Other Jurisdiction		(Commission	(I.R.S. Employer
of Incorporation)		File Number)	Identification No.)

27422 Portola Parkway,	Suite 200
Foothill Ranch,	California		92610-2831
(Address of Principal Executive Offices)			(Zip Code)

(949) 614-1740
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KALU	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standard provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 30, 2019, Kaiser Aluminum Corporation (the “Company”) and certain subsidiaries of the Company (collectively with the Company, the “Borrowers”) entered into a Credit Agreement with Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent, Wells Fargo and JPMorgan Chase Bank, N.A. (“JPMorgan Chase”), as joint lead arrangers and as joint book runners, and the other financial institutions party thereto (the “Credit Agreement”). The Credit Agreement provides a commitment of $375 million (of which up to a maximum of $20 million may be utilized for letters of credit), with a maturity date of the earlier of (a) February 15, 2024, if by that date the scheduled maturity date of the Company’s 5.875% senior unsecured notes due 2024 has not been extended to a date not earlier than 90 days after October 30, 2024, repaid in full, or refinanced on terms mutually satisfactory to the Borrowers and Wells Fargo, and (b) October 30, 2024.

Under the Credit Agreement, the Company is able to borrow from time to time an aggregate amount equal to the lesser of $375 million and a borrowing base comprised of (a) 90% of eligible accounts receivable in which the account debtor is an investment-grade domestic account debtor, less the amount, if any, of the dilution reserve, (b) 85% of eligible accounts receivable in which the account debtor is a domestic account debtor, but not an investment-grade domestic account debtor, less the amount, if any, of the dilution reserve, (c) the lesser of (i) 85% of eligible accounts receivable in which the account debtor is not a domestic account debtor, less the amount, if any, of the dilution reserve and (ii) an amount equal to 25% of the lesser of (A) maximum revolver amount or (B) borrowing base, (d) the lesser of (i) the product of 75% multiplied by the value of eligible inventory and (ii) the product of 85% multiplied by the net recovery percentage identified in the most recent acceptable appraisal of inventory, multiplied by the value of eligible inventory, (e) certain eligible machinery and equipment, and (f) at the option of the Company, 100% of eligible cash, (g) less certain reserves, all as specified in the Credit Agreement.

At maturity, all principal amounts outstanding under the Credit Agreement will be due and payable. Borrowings under the Credit Agreement bear interest at a rate equal to either a base prime rate or LIBOR, plus, in each case, a specified variable percentage determined by reference to the then-remaining borrowing availability under the Credit Agreement. The initial LIBOR applicable margin is 125 basis points. The Company will also pay a monthly commitment fee equal to 0.25% per annum multiplied by the result of (i) the aggregate amount of revolver commitments, less (ii) the average revolver usage during the immediately preceding month. The Credit Agreement may, subject to certain conditions and the agreement of lenders thereunder, be increased up to $575 million.

Amounts owed under the Credit Agreement may be accelerated upon the occurrence of various events of default set forth in the Credit Agreement, including, without limitation, the failure to make principal or interest payments when due and breaches of covenants, representations and warranties set forth in the Credit Agreement. The Credit Agreement places restrictions on the ability of the Company and certain of its subsidiaries to, among other things, grant liens, engage in mergers, sell assets, incur debt, enter into sale and leaseback transactions, make investments, undertake transactions with affiliates, prepay and repurchase debt, pay dividends and repurchase shares. In addition, if certain minimum availability thresholds are not met, as specified in the Credit Agreement, the Company and its domestic operating subsidiaries will not permit their fixed charge coverage ratio on a consolidated basis to be less than 1.0 to 1.0. The Credit Agreement is secured by a first priority lien on substantially all of the accounts receivable and inventory, certain specified equipment, and certain other assets and proceeds relating thereto of the Company and its domestic operating subsidiaries.

By entering the Credit Agreement, the Company is refinancing and replacing its existing amended and restated Revolving Credit Facility, dated as of December 1, 2015, with JPMorgan Chase, as administrative agent.

The preceding description of the Credit Agreement is a summary and is qualified in its entirety by the Credit Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Description
10.1
Credit Agreement, dated as of October 30, 2019, among the Company, Kaiser Aluminum Investments Company, Kaiser Aluminum Fabricated Products, LLC, and Kaiser Aluminum Washington, LLC, LLC, certain financial institutions from time to time party thereto, as lenders, Wells Fargo Bank, National Association, as administrative agent, Wells Fargo Bank, National Association and JPMorgan Chase Bank, N.A., as joint lead arrangers and joint book runners, and Bank of America, N.A., as syndication agent.

101.INS	XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.
101.SCH	XBRL Taxonomy Extension Schema.
101.CAL	XBRL Taxonomy Extension Calculation.
101.DEF	XBRL Taxonomy Extension Definition.
101.LAB	XBRL Taxonomy Extension Label.
101.PRE	XBRL Taxonomy Extension Presentation.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER ALUMINUM CORPORATION (Registrant)

By:	/s/ Cherrie I. Tsai
Cherrie I. Tsai Vice President, Deputy General Counsel and Corporate Secretary
Date: November 4, 2019